CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 13 to Registration Statement File No. 333-56969 on Form S-6 of (1) our report dated April 18, 2005 relating to the financial statements of the Subaccounts of MONY America Variable Account L of MONY Life Insurance Company of America and (2) our report dated March 31, 2005, relating to the financial statements of MONY Life Insurance Company of America each of which appears in such Registration Statement. We also consent to the references to us under the headings "Independent registered public accounting firm" and "Financial statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 28, 2005

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